Exhibit 10.8

Lawson Software, Inc.

Notice of Amendment of “Out-Of-The Money” Stock Options

Held by Officers Subject to Section 16 of the Securities Exchange Act as of June 1, 2005

(extending exercise period after termination of employment)

To:                              Each Officer of Lawson Software, Inc. (“Lawson”) who is subject to the reporting requirements of Section 16 of the Securities Exchange Act as of June 1, 2005 (individually a “Section 16 Reporting Officer”)

By approval of the Board of Directors of Lawson on June 1, 2005, and notwithstanding any provision to the contrary contained in any stock option agreement or grant notice:

each respective option to purchase common stock of Lawson that is outstanding as of June 1, 2005 (whether or not vested) and previously granted to a Section 16 Reporting Officer under Lawson’s 1996 Stock Incentive Plan or Lawson’s 2001 Stock Incentive Plan, and that has an exercise price per share greater than or equal to $5.95 (the closing price per share on Nasdaq (symbol:  LWSN) as of June 1, 2005) (the “Out-Of-The-Money Options”) is hereby amended effective June 1, 2005 as follows:

each of the respective Out-Of-The-Money Options that is unexercised and vested as of the respective date of termination of employment of each Section 16 Reporting Person may be exercised until the earlier of:  (a) two years after termination of employment or (b) ten years after the date of grant.     ,

Stock options previously granted to any Section 16 Reporting Person with an exercise price per share that is less than $5.95 are not amended by this Notice.

By Order of the Board of Directors

By	/s/ Bruce B. McPheeters
Bruce B. McPheeters,
Corporate Secretary

Lawson Software, Inc.

Notice of Amendment of All Stock Options

Held by Non-Employee Directors as of June 1, 2005

(eliminating Lawson call right and extending exercise period after resignation)

To:                              Each Non-Employee Director of Lawson Software, Inc. (“Lawson”) as of June 1, 2005 (individually a “Non-Employee Director”)

By approval of the Board of Directors of Lawson on June 1, 2005, and notwithstanding any provision to the contrary contained in any stock option agreement or grant notice:

all respective options to purchase common stock of Lawson that are outstanding as of June 1, 2005 (whether or not vested) and previously granted to each respective Non-Employee Director, and regardless of whether the exercise price per share is less than, equal to or greater than $5.95 (the closing price per share on Nasdaq (symbol:  LWSN) as of June 1, 2005) (the “Non-Employee Director Options”) is hereby amended effective June 1, 2005 as follows:

1.                                       all Non-Employee Director Options shall be deemed fully vested as of June 1, 2005 and Lawson irrevocably waives any right to call and purchase any shares of common stock issued or issuable upon exercise of those options; and

2.                                       all Non-Employee Director Options that are unexercised as of the respective date of resignation as a director shall be 100% vested and may be exercised until the earlier of:  (a) two years after resignation as a director or (b) ten years after the date of grant.

By Order of the Board of Directors

By	/s/ Bruce B. McPheeters
Bruce B. McPheeters,
Corporate Secretary